Exhibit 4.4

                          THIRD SUPPLEMENTAL INDENTURE

            THIS THIRD SUPPLEMENTAL INDENTURE is entered into as of October 14, 1997 by and between GATX CAPITAL CORPORATION, a Delaware corporation (formerly GATX Leasing Corporation) (the "Company") having its principal office at Four Embarcadero Center, San Francisco, CA 94111, and THE CHASE MANHATTAN BANK, a New York banking corporation (the "Trustee"), amending and supplementing the Indenture dated as of July 31, 1989, as amended and supplemented by a Supplemental Indenture dated as of December 18, 1991 and by a Second Supplemental Indenture dated as of January 2, 1996 (the "Indenture").

                             RECITALS OF THE COMPANY

            The Company has duly authorized the execution and delivery of this Third Supplemental Indenture, and all things necessary to make this Third Supplemental Indenture a valid agreement of the Company have been done. This Third Supplemental Indenture is entered into pursuant to Sections 9.1(g) and (j) of the Indenture.

            NOW, THEREFORE, this Third Supplemental Indenture witnesseth that it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

            1. The definition of "Trust Indenture Act" as set forth in Section
1.1 of the Indenture shall be amended in its entirety and restated to read as follows:

            ""Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended."

            2. Section 6.8 of the Indenture shall be amended and restated in its entirety to read as follows:

            "Disqualifications; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture."

            3. Paragraph (i) of Section 6.10(d) shall be amended and restated in its entirety to read as follows:

            "(i) the Trustee shall fail to comply with Section 6.8 after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or"

            This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                    GATX CAPITAL CORPORATION

                                    By:  /s/ Michael E. Cromar
                                        --------------------------------
                                        Name:  Michael E. Cromar
                                        Title:   Vice President and
                                                  Chief Financial Officer

            [Seal]

Attest:  /s/ Marty M. Linne
       --------------------------------
        Name:  Marty M. Linne
        Title:  Assistant Secretary


                                    THE CHASE MANHATTAN BANK, as

                                    Trustee

                                    By:  /s/ James P. Freeman
                                        --------------------------------
                                        Name:  James P. Freeman
                                        Title:   Assistant Vice President

            [Seal]

Attest: /s/ Gregory P. Shea
       --------------------------------
       Name: Gregory P. Shea
       Title: Senior Trust Officer

STATE OF CALIFORNIA           )
                              )     ss.
County of San Francisco       )


            On the 14th day of October, 1997, before me personally came Michael
E. Cromar, to me known, who, being by me duly sworn, did depose and say that he is Vice President and Chief Financial Officer of GATX CAPITAL CORPORATION, a Delaware corporation, one of the persons described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporation's seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                            /s/ Anne L. Stevens
                                         --------------------------------
                                                    Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK       )
                        )     ss.
County of Kings         )

            On the 14th day of October, 1997, before me personally came James P. Freeman, to me known, who, being by me duly sworn, did depose and say that he is Assistant Vice President of The Chase Manhattan Bank, one of the persons described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporation's seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                                 /s/ Emily Fayan
                                           ----------------------------
                                                    Notary Public

[NOTARIAL SEAL]